SEALE and BEERS, CPAs
PCAOB & CPAB REISTERED AUDITORS
www.sealebeers.com

Thursday, October 22, 2009

Bergio International, Inc.
(Formerly Alba Mineral Exploration, Inc.)
12 Daniel ROad East
Fairfield, NJ 07004

This letter is to confirm that the client-auditor relationship between Bergio International, Inc. (Commission File Number 333-150029) and Seale and Beers, CPAs has ceased.

Sincerely,

/s/Seale and Beers, CPAs
Seale and Beers, CPAs

cc: Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth St. NW
Washington, DC 20549
Via fax: 202-942-9656